POWER OF ATTORNEY


     Each Director of Public Service Enterprise Group Incorporated whose signature appears below hereby appoints Robert C. Murray the agent for service named in this Registration Statement, as attorney-in-fact, to execute in the name of each such person and to file with the Securities and Exchange Commission any and all additional amendments, including post-effective amendments to this Registraton Statement.



      Signature                      Title                       Date
      ---------                      -----                       ----

/s/ Lawrence R. Codey
-------------------------
Lawrence R. Codey                   Director                December 16, 1997

/s/ Ernest H. Drew
-------------------------
Ernest H. Drew                      Director                December 16, 1997

/s/ T.J. Dermot Dunphy
-------------------------
T.J. Dermot Dunphy                  Director                December 16, 1997

-------------------------
Raymond V. Gilmartin                Director                December   , 1997


/s/ Conrad K. Harper
-------------------------
Conrad K. Harper                    Director                December 16, 1997

/s/ Irwin Lerner
-------------------------
Irwin Lerner                        Director                December 16, 1997

/s/ Marilyn M. Pfalz
-------------------------
Marilyn M. Pfalz                    Director                December 16, 1997

/s/ Forrest J. Remick, Jr.
-------------------------
Forrest J. Remick, Jr.              Director                December 16, 1997

/s/ Richard J. Swift
-------------------------
Richard J. Swift                    Director                December 16, 1997

/s/ Josh S. Weston
-------------------------
Josh S. Weston                      Director                December 16, 1997